Yelp Announces Second Quarter 2012 Financial Results

Net Revenue Increases 67% Over Second Quarter 2011

SAN FRANCISCO, Aug. 1, 2012 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced financial results for the second quarter ended June 30, 2012.

(Logo: http://photos.prnewswire.com/prnh/20050511/SFW134LOGO)

  Net revenue was $32.7 million in the second quarter of 2012, reflecting 67% growth in net revenue from the second quarter of 2011
  Cumulative reviews grew 54% year over year to more than 30 million
  Average monthly unique visitors grew 52% year over year to more than 78 million*
  Active local business accounts grew 113% year over year to approximately 32,000

Net loss in the second quarter of 2012 was $(2.0) million or $(0.03) per share, compared to a net loss of $(1.2) million, or $(0.08) per share, in the second quarter of 2011. Adjusted EBITDA for the second quarter of 2012 was approximately $1.6 million, compared to $649,000 for the second quarter of 2011.

"Yelp's second quarter performance highlights the underlying power of our model," said Jeremy Stoppelman, Yelp's chief executive officer. "By focusing almost singularly on cultivating rich, authentic local content, we have created a unique platform that is rapidly becoming the de facto local search engine for connecting consumers with great local businesses. We are now active in 90 Yelp markets around the world and are seeing an increase in our consumer engagement, especially on mobile, where their connection to local businesses is enhanced by the location-based capabilities of their mobile devices."

"We achieved record results across all of our financial and operating metrics and notably delivered $1.6 million of adjusted EBITDA," added Rob Krolik, Yelp's chief financial officer. "We will continue to invest in growing our platform and expanding overseas to extend the Yelp brand around the world."

Net revenue for the six months ended June 30, 2012 was $60.0 million, an increase of 66% compared to $36.1 million in the same period last year. Net loss for the six months ended June 30, 2012 was $(11.8) million, or $(0.26) per share, compared to a net loss of $(3.9) million, or $(0.27) per share, in the comparable period in 2011. Adjusted EBITDA for the first six months of this year was approximately $630,000 compared to a loss of $(231,000) for the first six months last year.

Business Highlights

  New market expansion: Yelp launched 8 new markets in the second quarter, including Denmark, Finland, Norway and Madison, Wisconsin, increasing the total active markets worldwide to 90.
  Yelp Mobile:  Yelp mobile apps were used on approximately 7.2 million unique mobile devices on a monthly average basis for the quarter.  The company continued to enhance the mobile experience by adding features such as check-in comments and likes, the addition of photos in all search results, an "About Me" tab, and check-in visualizations on the iPad.
  Deeper integration with Apple in iOS 6: Apple announced at its Worldwide Developer's Conference 2012 that it intended to integrate Yelp-branded content in Siri and the new Apple "Maps" application on iOS 6, with links that would take users directly to Yelp.
  Integration with Bing to power local search: Yelp's rich review snippets, photos, business attributes and more have been integrated into Bing's new local business pages for relevant categories, making it easier to discover a new or notable establishment nearby.
  Expansion in United Kingdom: Yelp opened a London office to ramp its sales efforts in Europe.

Business Outlook

As of today, Yelp is initiating guidance for its third quarter of 2012 and raising its full year 2012 revenue and adjusted EBITDA guidance.

  For the third quarter of 2012, net revenue is expected to be in the range of $34.5 million to $35.5 million. Adjusted EBITDA is expected to be in the range of $750,000 to $1.25 million.
  For the full year of 2012, net revenue is expected to be in the range of $135 million to $136 million, representing growth of 62% to 63% compared to the full year of 2011. Adjusted EBITDA is expected to be in the range of $3 million to $4 million.

Quarterly Conference Call

Yelp will discuss its quarterly results today via teleconference at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access the call, please dial (800) 322-5044, or outside the U.S. (617) 614-4927, with Passcode 66407649, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com/ under the Events & Presentations menu. An audio replay will be available between 3:30 p.m. PT August 1, 2012 and 11:59 p.m. PT August 15, 2012 by calling (888) 286-8010 or (617) 801-6888, with Passcode 73138751. The replay will also be available on the Company's website at http://www.yelp-ir.com/ for approximately 90 days after the call.

About Yelp

Yelp Inc. (NYSE: YELP) (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across the US, Canada, UK, Ireland, France, Germany, Austria, The Netherlands, Spain, Italy, Switzerland, Belgium, Australia, Sweden, Denmark, Norway and Finland. Yelp had a monthly average of approximately 78 million unique visitors in Q2 2012*. By the end of the same quarter, Yelpers had written more than 30 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists. Yelp's mobile applications were used on 7.2 million unique mobile devices on a monthly average basis during Q2 2012.
* Source: Google Analytics

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA, which the Securities and Exchange Commission has defined as a "non-GAAP financial measures". Adjusted EBITDA has been included in this press release because it is a key measure used by the Company's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
  adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
  other companies, including those in the Company's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company's other GAAP results. Additionally, the Company has not reconciled adjusted EBITDA guidance to net income guidance because it does not provide guidance for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the third quarter and full year 2012, the future growth in Company revenue and continued investing by the Company in its future growth. The Company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the Company's short operating history in an evolving industry; the Company's ability to generate sufficient revenue to achieve or maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; the Company's reliance on traffic to its website from search engines like Google, Bing and Yahoo!; the Company's ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding the Company's base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the Company's ability to deal with the increasingly competitive local search environment; the Company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while the Company continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; and the Company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. Yelp assumes no obligation to update such statements. The results we report in our Quarterly Report on Form 10-Q for the three months ended June 30, 2012 could differ from the preliminary results we have announced in this press release.

Media Contact Information
Yelp Press Office
Stephanie Ichinose
(415) 908-3679
stephanie@yelp.com

Investor Relations Contact Information
The Blueshirt Group
Todd Friedman, Stacie Bosinoff, Nicole Gunderson
(415) 217-7722
yelp@blueshirtgroup.com

Yelp Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 122,613	$ 21,736
Accounts receivable, net	10,120	8,257
Prepaid expenses and other current assets	2,630	1,733
Total current assets	135,363	31,726
Property, equipment and software, net	11,632	9,881
Restricted cash	6,362	365
Other assets	491	1,849
Total assets	$ 153,848	$ 43,821

Liabilities redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$ 2,698	$ 2,973
Accrued liabilities	9,194	7,685
Deferred revenue	1,276	2,072
Total current liabilities	13,168	12,730
Long-term liabilities	2	3
Total liabilities	13,170	12,733

Commitments and contingencies

Redeemable preferred stock	-	55,435

Stockholders' equity (deficit)
Common stock	-	-
Additional paid-in capital	193,657	16,625
Accumulated other comprehensive income (loss)	79	271
Accumulated deficit	(53,058)	(41,243)
Total stockholders' equity (deficit)	140,678	(24,347)
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$ 153,848	$ 43,821

Yelp Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net revenue	$ 32,653	$ 19,578	$ 60,038	$ 36,078

Cost and expenses
Cost of revenue (1)	2,298	1,285	4,424	2,561
Sales and marketing (1)	20,333	12,347	39,103	23,618
Product development (1)	4,336	2,661	8,476	4,980
General and administrative (1)	5,963	3,584	16,692	7,201
Depreciation and amortization	1,661	924	3,022	1,743

Total cost and expenses	34,591	20,801	71,717	40,103
Loss from operations	(1,938)	(1,223)	(11,679)	(4,025)
Other expense, net	22	75	(8)	183
Loss before provision for income taxes	(1,916)	(1,148)	(11,687)	(3,842)
Provision for income taxes	(66)	(17)	(97)	(29)
Net loss	(1,982)	(1,165)	(11,784)	(3,871)
Accretion of redeemable convertible preferred stock	-	(47)	(31)	(94)
Net loss attributable to common stockholders	$ (1,982)	$ (1,212)	$ (11,815)	$ (3,965)

Net loss per share attributable to common stockholders:
Basic	$ (0.03)	$ (0.08)	$ (0.26)	$ (0.27)
Diluted	(0.03)	$ (0.08)	(0.26)	$ (0.27)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	60,887	14,985	46,075	14,770
Diluted	60,887	14,985	46,075	14,770

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Cost of revenue	$ 35	$ 11	$ 58	$ 20
Sales and marketing	895	281	2,019	552
Research and development	300	173	543	320
General and administrative	628	483	6,667	1,159
Total stock-based compensation	$ 1,858	$ 948	$ 9,287	$ 2,051

Yelp Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	June 30,
	2012	2011
Operating activities
Net loss.	$ (11,784)	$ (3,871)
Adjustments to reconcile net income (loss) to net
cash (used in) provided by operating activities:
Depreciation and amortization	3,022	1,743
Provision for doubtful accounts	108	(4)
Stock-based compensation	9,287	2,051
Loss on disposal of assets and web-site development costs...	37	6
Changes in operating assets and liabilities:
Accounts receivable	(1,973)	22
Prepaid expenses and other assets	(918)	(411)
Accounts payable and accrued expenses	577	1,272
Deferred revenue	(796)	(37)
Net cash (used in) provided by operating activities	(2,440)	771

Investing activities
Purchases of property, equipment and software	(1,927)	(1,478)
Capitalized website and software development costs	(1,590)	(1,055)
Change in restricted cash	(6,008)	(365)
Cash used in investing activities	(9,525)	(2,898)

Financing activities
Proceeds from initial public offering, net of offering costs	112,257	-
Proceeds from issuance of common stock	762	396
Net cash provided in financing activities	113,019	396

Effect of exchange rate changes on cash	(177)	(200)

Net increase in cash and cash equivalents	100,877	(1,931)
Cash and cash equivalents at beginning of period	21,736	27,074
Cash and cash equivalents at end of period	$ 122,613	$ 25,143

Yelp Inc.
Reconciliation of Net Loss to EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net loss	$ (1,982)	$ (1,165)	$ (11,784)	$ (3,871)
Provision for income taxes	66	17	97	29
Other income (expense), net	(22)	(75)	8	(183)
Depreciation and amortization	1,661	924	3,022	1,743
EBITDA	(277)	(299)	(8,657)	(2,282)
Stock-based compensation	1,858	948	9,287	2,051
Adjusted EBITDA	$ 1,581	$ 649	$ 630	$ (231)